Exhibit 99.2
NEWS
RELEASE
FOR
IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                       (512) 433-5210
FORESTAR ANNOUNCES PROPOSED OFFERINGS OF
$150 MILLION OF SENIOR SECURED NOTES AND
$100 MILLION OF CONVERTIBLE SENIOR NOTES
AUSTIN, TEXAS, May 31, 2011 — Forestar Group Inc. (“Forestar”) (NYSE: FOR) today announced that its wholly-owned subsidiary, Forestar (USA) Real Estate Group Inc. (“Forestar USA”), intends to offer, in a private transaction, $150 million aggregate principal amount of senior secured notes due 2019 (the “Secured Notes”), subject to market conditions and other factors. Concurrently with the Secured Notes offering, Forestar intends to offer, in a private transaction, $100 million aggregate principal amount of convertible senior notes due 2018 (the “Convertible Notes”), subject to market conditions and other factors. The initial purchasers in the Convertible Notes offering have an option to purchase a maximum of an additional $15 million aggregate principal amount of Convertible Notes. The interest rates and certain other terms of the Secured Notes and Convertible Notes, including in the case of the Convertible Notes, the conversion rate, will be determined at the time of the pricing of the offerings.
The Secured Notes will be senior obligations of Forestar USA and will be guaranteed on a senior basis by Forestar and each of Forestar USA’s existing and future U.S. subsidiaries that guarantee its senior secured credit facility or that guarantee certain other indebtedness in the future, subject to certain exceptions. The Secured Notes and related guarantees will be secured by a second priority lien, subject certain exceptions and permitted liens, on Forestar USA’s and the guarantors’ existing and future assets, including pledges of Forestar USA’s equity interests and the equity interests of certain of its subsidiaries, that also secure its senior secured credit facility.
The Convertible Notes will be senior unsecured obligations and rank equal in right of payment with any of Forestar’s other senior unsecured indebtedness. In connection with this offering, Forestar intends to enter into privately negotiated capped call transactions with one or more financial institutions, which may include the initial purchasers. If the initial purchasers exercise their option to purchase additional notes, Forestar may enter into additional capped call transactions. The capped call transactions are expected to generally reduce the potential dilution to Forestar’s common stock upon future conversion of the Convertible Notes in the event that the market price per share of Forestar’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions (which initially corresponds to the initial conversion price of the Convertible Notes and is subject, with certain exceptions, to the adjustments applicable to the conversion price of the Convertible Notes), but the capped call transactions are not expected to reduce dilution to the extent that such market price exceeds the cap price under the capped call transactions.
Forestar USA intends to use the net proceeds of the Secured Notes offering to repay the amounts outstanding under the term loan portion of its senior secured credit facility and to use any remaining amount for general corporate purposes, which may also include the repayment of borrowings under its revolving loans under its senior secured credit facility. Forestar intends to use the net proceeds from the Convertible Notes offering to pay the cost of the capped call transactions, and to use the remainder for general corporate purposes, including investments in strategic growth opportunities.
This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Secured Notes will be made only by means of a private offering circular to qualified institutional buyers under Rule 144A and to persons outside of the United States under Regulation S. Any offers of the Convertible Notes will be made only by means of a private offering circular to qualified institutional buyers under Rule 144A.
The Secured Notes, the Convertible Notes and any shares of Forestar’s common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties, including general economic, market, or business conditions; the availability of loans and fluctuations in the credit markets; the opportunities (or lack thereof) that may be presented to us and that we may pursue; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this release. More information about potential risks that could affect Forestar and its subsidiaries is included in Forestar’s filings with the U.S. Securities and Exchange Commission.

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